May 24, 2007

Forward -Looking Statement

The foregoing contains forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward -looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward -looking statements. Factors that may cause results to differ materially from such forward -looking statements include, but are not limited to, our ability to achieve sufficient operational integration of the banks, changes in the direction of the economy in New Jersey, the direction of interest rates, effective income tax rates, loan prepayment assumptions, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of general economic conditions and legal and regulatory barriers and structure. Community Partners Bancorp assumes no obligation for updating any such forward -looking statements at any time.

Company Profile

❑	Community Partners April 2006: Two River February 2000, Town Bank formed October 1998

❑	Ticker: CPBC (www.communitypartnersbancorp.com)

❑	Holding company for Two River Community Bank and Town Bank

➢ Two River Community Bank

• Established in 2000 in Middletown, NJ

• 10 branches located in the eastern Monmouth County area

➢ Town Bank

• Established in 1998

• 2 offices in Westfield, NJ

❑	Assets of approximately $552 million¹

❑	Deposits of approximately $466 million¹

❑	YTD Net income of $901,000¹

¹ Data as of March 31, 2007

Milestones

❑	Acquisition of Town Bank (4/1/06)

❑	Listed on America's Community Bankers NASDAQ Index (6/1/06)

❑	Listed on Russell Microcap (7/3/06)

❑	One of the few independent commercial banks headquartered in Monmouth County

CPBC Footprint

Source: SNL Financial

Experienced Management Team

		Years of
Name	Title	Banking
		Experience

Barry B. Davall	President & Chief Executive Officer	46

Michael J. Gormley	Senior Vice President & Chief Financial Officer	27

William D. Moss	Vice President & Senior Loan Officer	27

Robert W. Dowens, Sr.	Vice President	38

Michael Bis	Controller & Chief Accounting Officer	31

Total Assets

¹ Data as of March 31, 2007

Prudent Credit Culture

❑	Conservative culture

❑	In market lenders

❑	Cash flow lender (not collateral dependent for repayment)

❑	Niche lender; not trying to be all things to all people

❑	Proactive, not reactive portfolio management

Loans by Type

Total Loans

¹ Data as of March 31, 2007

Non-performing Assets Loan Loss Reserves

¹ Data as of March 31, 2007

Credit Quality & Net Charge-offs

¹ Data as of March 31, 2007

Total Deposits

¹ Data as of March 31, 2007

Deposits by Type

Capital Ratios

¹ Data as of March 31, 2007

Statement of Operations

							%Change
	2003	2004	2005	2006	Q1 2006	Q1 2007
Net interest income	$6,666	$8,725	$10,740	$17,560	$2,816	$4,904	74.1%
Provision for loan losses	1,469	1,927	2,380	4,567	116	56	(51.7)
Non-interest income	578	820	1,228	1,486	298	400	34.2
Non-interest expense	5,244	6,969	8,197	12,515	2,263	3,809	68.3
Net income before tax	1,678	2,118	3,318	5,882	735	1,439	95.8
Tax expense	428	793	1,226	2,183	252	538	113.5
Net income	$1,250	$1,325	$2,092	$3,699	$483	$901	86.5%

Return on Avg Tang Assets	0.84	0.64	0.82	0.85	0.69	0.72

Ratios

		As of December 31, 2006

		CPBC	Peer Avg¹
Performance Ratios (%)
LTM Return on Average Tangible Assets		0.85	0.73
LTM ROAE		6.60	7.04
LTM Return on Tangible Equity		10.27	7.31
Net Interest Margin		4.24	3.42
Efficiency Ratio		64.20	72.85
Loans/ Deposits		94.34	68.23

Market Ratios
Price	/ 2006 Earnings (x)	15.7	23.0
Price	/ Book (%)	91.6	164.4
Price	/ Tangible Book (%)	148.2	174.2
Dividend Yield (%)		0.00	1.24

¹Includes peer median values; peers defined as all publicly traded banks headquartered in New Jersey, including FCOB, FCCY, ASCN, BCBP, BORD, BRBW, CNBC, CJBK, CBH, CMTB, CBKJ, ELMA, ENBN, FRBA, FKAE, GFLS, HCBP, HTBC, HWDY, LBAI, LBBB, NMNB, NCBAJ, PKBK, PCCB, PGC, PEBA, RFHB, SHRC, SOMH, STBK, SSFN, SNBC, SBBX, UNTY, VLY, YANB
Source: SNL Financial

Performance Ratios

				YTD
	2004	2005	2006	3/31/07

Earnings Per Diluted Share ($)	0.33	0.49	0.61	0.13
Returns on Avg Tang Assets (%)	0.64	0.82	0.85	0.72
Returns on Avg Equity (%)	8.08	9.16	6.60	5.30
Returns on Avg Tang Equity (%)	8.08	9.16	9.83	8.62
Efficiency Ratio (%)	72.8	68.1	64.2	70.9
Net Interest Margin (%)	4.39	4.49	4.24	4.09

Net Interest Margin

²	Data as of March 31, 2007
²	Includes peer median values; peers defined as all publicly traded banks headquartered in New Jersey, including FCOB, FCCY, ASCN, BCBP, BORD, BRBW, CNBC, CJBK, CBH, CMTB, CBKJ, ELMA, ENBN, FRBA, FKAE, GFLS, HCBP, HTBC, HWDY, LBAI, LBBB, NMNB, NCBAJ, PKBK, PCCB, PGC, PEBA, RFHB, SHRC, SOMH, STBK, SSFN, SNBC, SBBX, UNTY, VLY, YANB
Source: SNL Financial

Stock Price

Pricing data as of May 22, 2007
Source: FactSet

Inside Ownership

		Shares Held	Market Value ($M)	% of Shares Outstanding
Holder Name	Position
Robert E. Gregory	Director	110,195	$1.1	1.7%
Charles T. Parton	Director	83,813	0.8	1.3
Frank J Patock, Jr.	Director	83,642	0.8	1.3
Michael W. Kostelnik, Jr.	Director	72,165	0.7	1.1
John J. Perri, Jr.	Director	64,857	0.6	1.0
Barry B. Davall	President & CEO	59,313	0.6	0.9
Frederick H. Kurtz	Director	55,245	0.5	0.8
Joseph F O'Sullivan X	Director	42,540	0.4	0.7
Robert W. Dowens, Sr.	Vice President	25,306	0.2	0.4
William D. Moss	Vice President & Senior Loan Officer	23,736	0.2	0.4
Michael J. Gormley	Senior Vice President & CFO	10,465	0.1	0.2
Total		631,277	$6.2	9.7%

Source: FactSet

Key Investment Appeals

❑	Trades at 15.7x earnings (peer = 23.0x)

❑	Trades 148.2% of TBV (peer = 174.2%)

❑	Net interest margin of 4.24% (peer = 3.42%)

❑	Stock has traded downward over the last few months, without any negative news from the company

❑	Opened 12 de novo branches in 7 years, yet efficiency ratio below 65%

Data for the twelve months ended December 31, 2006